As filed with the Securities and Exchange Commission on March 9, 2011.

Registration No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONSOL Energy Inc.

Delaware	51-0337383
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

(Exact name of registrant as specified in its charter)

CNX Center

1000 Consol Energy Drive

Canonsburg, PA 15317-6506

(724) 485-4000

(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

See Table of Additional Registrants Below

P. Jerome Richey

Executive Vice President—Corporate Affairs and Chief Legal Officer

CONSOL Energy Inc.

1000 Consol Energy Drive

Canonsburg, PA 15317-6506

(724) 485-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lewis U. Davis, Jr.

Buchanan Ingersoll & Rooney PC

One Oxford Centre, 20th Floor

301 Grant Street

Pittsburgh, PA 15219

(412) 562-8800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE(1)

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Debt Securities
Warrants
Common Stock, $0.01 par value (including associated preferred stock purchase rights)
Preferred Stock, $0.01 par value
Purchase Contracts
Units
Depositary Shares
Guarantees of Debt Securities(2)

(1)	An unspecified amount of securities of each identified class of securities to be registered is being registered for possible issuance from time to time at indeterminate prices pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).
(2)	Guarantees of Debt Securities may be issued by those direct and indirect subsidiaries of Consol Energy Inc. listed on the following page under the caption “Table of Additional Registrants.” Pursuant to Rule 457(n), no separate registration fee is payable in respect of the regulation of the guarantees.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant	Jurisdiction of Organization	I.R.S Employer Identification #
AMVEST Coal & Rail, L.L.C.	Virginia	54-0696869
AMVEST Coal Sales, Inc.	Virginia	54-1135822
AMVEST Corporation	Virginia	54-0696869
AMVEST Gas Resources, Inc.	Virginia	20-1072935
AMVEST Mineral Services, Inc.	Virginia	54-1560754
AMVEST Minerals Company, L.L.C.	Virginia	54-0696869
AMVEST Oil & Gas, Inc.	Virginia	54-1162979
AMVEST West Virginia Coal, L.L.C.	West Virginia	54-1860378
Braxton-Clay Land & Mineral, Inc.	West Virginia	43-1948819
Cardinal States Gathering Company	Virginia	73-1394037
Central Ohio Coal Company	Ohio	31-4356096
CNX Gas Company LLC	Virginia	31-1782401
CNX Gas Corporation	Delaware	20-3170639
CNX Land Resources Inc.	Delaware	25-1871851
CNX Marine Terminals Inc.	Delaware	25-1385259
Coalfield Pipeline Company	Tennessee	03-0455546
Conrhein Coal Company	Pennsylvania	25-1406541
CONSOL Energy Holdings LLC VI	Delaware	27-2130445
CONSOL Energy Sales Company	Delaware	25-1670342
CONSOL Financial Inc.	Delaware	51-0395375
CONSOL of Canada Inc.	Delaware	98-0013773
CONSOL of Central Pennsylvania LLC	Pennsylvania	20-5105698
CONSOL of Kentucky Inc.	Delaware	94-2524120
CONSOL of Ohio LLC	Ohio	20-8338255
CONSOL of WV LLC	West Virginia	20-2471235
CONSOL of Wyoming LLC	Delaware	20-8779722
Consol Pennsylvania Coal Company LLC	Delaware	20-8732852
Consolidation Coal Company	Delaware	13-2566594
Eighty-Four Mining Company	Pennsylvania	25-1695903
Fola Coal Company, L.L.C.	West Virginia	54-1860378
Glamorgan Coal Company, L.L.C.	Virginia	54-0696869
Helvetia Coal Company	Pennsylvania	25-1180531
Island Creek Coal Company	Delaware	55-0479426
Keystone Coal Mining Corporation	Pennsylvania	25-1323822
Knox Energy LLC	Tennessee	62-1866097
Laurel Run Mining Company	Virginia	54-0892422
Leatherwood, Inc.	Pennsylvania	25-1604505
Little Eagle Coal Company, L.L.C.	West Virginia	22-3864739
McElroy Coal Company	Delaware	25-1553551
MOB Corporation	Pennsylvania	25-1211093
Mon River Towing, Inc.	Pennsylvania	25-1087222
MTB Inc.	Delaware	25-1674211
Nicholas-Clay Land & Mineral, Inc.	Virginia	55-0719265
Peters Creek Mineral Services, Inc.	Virginia	54-1536678
Reserve Coal Properties Company	Delaware	25-1582519
Rochester & Pittsburgh Coal Company	Pennsylvania	25-0761480
Southern Ohio Coal Company	West Virginia	55-0403282
TEAGLE Company, L.L.C.	Virginia	54-0696869
TECPART Corporation	Delaware	13-3038238

Exact Name of Additional Registrant	Jurisdiction of Organization	I.R.S Employer Identification #
Terra Firma Company	West Virginia	20-0869908
Terry Eagle Coal Company, L.L.C.	West Virginia	54-1860378
Terry Eagle Limited Partnership	West Virginia	31-0995566
Twin Rivers Towing Company	Delaware	25-1181155
Vaughan Railroad Company	West Virginia	55-0725216
Windsor Coal Company	West Virginia	13-5488703
Wolfpen Knob Development Company	Virginia	25-1391218

Each additional registrant is a direct or indirect subsidiary of CONSOL Energy Inc. The address and telephone number of each additional registrant’s principal office is c/o CONSOL Energy Inc., 1000 CONSOL Energy Drive, Canonsburg, PA 15317, telephone (724) 485-4000. The name, address and telephone number of the agent for service for each additional registrant is P. Jerome Richey, Executive Vice President — Corporate Affairs and Chief Legal Officer and Corporate Secretary, CONSOL Energy Inc., 1000 CONSOL Energy Drive, Canonsburg, PA 15317, telephone (724) 485-4000.

PROSPECTUS

Consol Energy Inc.

Common Stock, Preferred Stock, Debt Securities, Guarantees of Debt Securities,

Warrants, Purchase Contracts, Units and Depositary Shares

We may offer from time to time common stock, preferred stock, debt securities, warrants, purchase contracts, units or depositary shares. This prospectus also covers guarantees, if any, of our payment obligations under the debt securities, which may be given from time to time by one or more of our subsidiaries, on terms to be determined at the time of the offering. In addition, certain selling securityholders to be identified in a prospectus supplement may offer and sell these securities from time to time, in amounts, at prices and on terms that will be determined at the time the securities are offered. We urge you to read this prospectus and any accompanying prospectus supplement (together with the documents we incorporate by reference), which will describe the specific terms of these securities, carefully before you make your investment decision.

Our common stock is listed on the New York Stock Exchange under the trading symbol “CNX.”

Investing in these securities involves certain risks. See “Risk Factors” on page 2 of this prospectus and in the other documents which are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 9, 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

Except as otherwise specifically noted, “we,” “our,” “us” and similar words and/or “CONSOL” or “CONSOL Energy” in this prospectus refer to CONSOL Energy Inc.

CONSOL ENERGY INC.

We are a multi-fuel energy producer and energy services provider primarily serving the electric power generation industry. We produce high-Btu thermal coal used in the electric power generation industry, high-quality metallurgical coal used in steelmaking, and pipeline-quality natural gas from our coalbed methane (“CBM”), unconventional shale, and conventional gas operations.

We operate two principal business units: coal and gas. Our coal operations include the mining, preparation, and marketing of thermal coal and metallurgical coal and are comprised of four reportable segments: steam coal, high volatile metallurgical, low volatile metallurgical and other coal. For 2010, we produced approximately 62 million tons of coal, which accounted for approximately 6% of the total tons produced in the United States and approximately 14% of the total tons produced east of the Mississippi River. We are one of the largest producers of natural gas in the Appalachian Basin. Our gas operations are comprised of four reportable segments: CBM, conventional, Marcellus Shale and other gas. During 2010, we produced 127.9 Bcfe of natural gas.

For a further discussion of our business, we urge you to read our Annual Report on Form 10-K for the fiscal year ended December 31, 2010. See “Where You Can Find More Information.”

CONSOL Energy Inc. was organized as a Delaware corporation in 1991. The principal executive office of CONSOL Energy Inc. is located at CNX Center, 1000 CONSOL Energy Drive, Canonsburg, Pennsylvania, 15317, and the telephone number at that address is (724) 485-4000. Our website is located at www.consolenergy.com. The information on our website is not part of this prospectus.

RISK FACTORS

Our business is subject to uncertainties and risks. Before you decide to invest in our securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, and the risk factors contained under the “Risk Factors” heading in any applicable prospectus supplement. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

FORWARD-LOOKING INFORMATION

Various statements in this document, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934). The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “would,” “will,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this document speak only as of the date of this document; we disclaim any obligation to update these statements unless required by securities law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, uncertainties and contingencies relate to, among other matters, the following:

•	deterioration in economic conditions in any of the industries in which our customers operate, or sustained uncertainty in financial markets cause conditions we cannot predict;

•	an extended decline in prices we receive for our coal and gas affecting our operating results and cash flows;

•	our customers extending existing contracts or entering into new long-term contracts for coal;

•	our reliance on major customers;

•	our inability to collect payments from customers if their creditworthiness declines;

•	the disruption of rail, barge, gathering, processing and transportation facilities and other systems that deliver our coal and gas to market;

•

a loss of our competitive position because of the competitive nature of the coal and gas industries, or a loss of our competitive position because of overcapacity in these industries impairing our profitability;

•	our ability to negotiate a new agreement with the United Mine Workers’ of America and our inability to maintain satisfactory labor relations;

•	coal users switching to other fuels in order to comply with various environmental standards related to coal combustion emissions;

•

the impact of potential, as well as any adopted regulations relating to greenhouse gas emissions on the demand for coal and natural gas, as well as the impact of any adopted regulations on our coal mining operations due to the venting of coalbed methane which occurs during mining;

•	foreign currency fluctuations could adversely affect the competitiveness of our coal abroad;

•

the risks inherent in coal and gas operations being subject to unexpected disruptions, including geological conditions, equipment failure, timing of completion of significant construction or repair of equipment, fires, explosions, accidents and weather conditions which could impact financial results;

•	our focus on new gas development projects and exploration for gas in areas where we have little or no proven gas reserves;

•

decreases in the availability of, or increases in, the price of commodities and services used in our mining and gas operations, as well as our exposure under “take or pay” contracts we entered into with well service providers to obtain services of which if not used could impact our cost of production;

•	obtaining and renewing governmental permits and approvals for our coal and gas operations;

•	the effects of government regulation on the discharge into the water or air, and the disposal and clean-up of, hazardous substances and wastes generated during our coal and gas operations;

•	the effects of stringent federal and state employee health and safety regulations, including the ability of regulators to shut down a mine or well;

•	the potential for liabilities arising from environmental contamination or alleged environmental contamination in connection with our past or current coal and gas operations;

•	the effects of mine closing, reclamation, gas well closing and certain other liabilities;

•	uncertainties in estimating our economically recoverable coal and gas reserves;

•	costs associated with perfecting title for coal or gas rights on some of our properties;

•	the outcomes of various legal proceedings, which are more fully described in our reports filed under the Securities Exchange Act of 1934;

•	the impacts of various asbestos litigation claims;

•	increased exposure to employee related long-term liabilities;

•	increased exposure to multi-employer pension plan liabilities;

•

minimum funding requirements by the Pension Protection Act of 2006 (the Pension Act) coupled with the significant investment and plan asset losses suffered during the recent economic decline has exposed us to making additional required cash contributions to fund the pension benefit plans which we sponsor and the multi-employer pension benefit plans in which we participate;

•	lump sum payments made to retiring salaried employees pursuant to our defined benefit pension plan exceeding total service and interest cost in a plan year;

•

acquisitions that we recently have completed or may make in the future including the accuracy of our assessment of the acquired businesses and their risks, achieving any anticipated synergies, integrating the acquisitions and unanticipated changes that could affect assumptions we may have made and divestitures we anticipate may not occur or produce anticipated proceeds;

•	the anti-takeover effects of our rights plan could prevent a change of control;

•	increased exposure on our financial performance due to the degree we are leveraged;

•	replacing our natural gas reserves, which if not replaced, will cause our gas reserves and gas production to decline;

•

our ability to acquire water supplies needed for gas drilling, or our ability to dispose of water used or removed from strata in connection with our gas operations at a reasonable cost and within applicable environmental rules;

•	our hedging activities may prevent us from benefiting from price increases and may expose us to other risks;

•	other factors discussed in our 2010 Form 10-K under “Risk Factors,” as updated by any subsequent Form 10-Qs, which are on file at the Securities and Exchange Commission.

We are including this cautionary statement in this document to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf, of us.

In reviewing any agreements incorporated by reference in this prospectus, please remember they are included to provide you with information regarding the terms of such agreement and are not intended to provide any other factual or disclosure information about us. The agreements may contain representations and warranties by us, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties should those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. The agreements may also contain covenants in which we agree to take or agree to refrain from taking specified actions, which should not in all instances be treated as categorical promises to take or refrain from taking specified actions. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time nor may the covenants alone describe actions which we plan to take or refrain from taking.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, repayment of indebtedness and other business opportunities. In the case of a sale by a selling securityholder, we will not receive any of the proceeds from such sale.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Twelve Months Ended December 31,
	2010	2009	2008	2007	2006
Earnings:
Income from continuing operations before income taxes	$467,913	$788,345	$725,595	$428,957	$550,920
Fixed charges, as shown below	249,804	69,277	69,402	61,336	50,227
Equity in income of investees	(21,428)	(15,707)	(11,140)	(6,551)	(1,201)
Minority Interest – Gas	(11,845)	(27,425)	(43,191)	(25,038)	(29,608)

Adjusted Earnings (Loss)	$684,444	$814,490	$740,666	$458,704	$570,338

Fixed charges:
Interest on indebtedness, expensed or capitalized	$218,425	$43,290	$48,345	$45,414	$35,818
Interest within rent expense	31,379	25,987	21,057	15,922	14,409

Total Fixed Charges	$249,804	$69,277	$69,402	$61,336	$50,227

Ratio of Earnings to Fixed Charges	2.74	11.76	10.67	7.48	11.36

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the securities that CONSOL Energy or certain selling securityholders to be identified in a prospectus supplement may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and any accompanying prospectus supplement contain the material terms of the securities being offered.

DESCRIPTION OF CONSOL ENERGY CAPITAL STOCK

The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to the relevant provisions of the laws of the state of Delaware and our certificate of incorporation and bylaws. Copies of our certificate of incorporation and bylaws are incorporated herein by reference and will be sent to you at no charge upon request. See “Where You Can Find More Information” below.

General

Our authorized capital stock consists 500,000,000 shares of common stock, par value $0.01 per share, and 15,000,000 shares of preferred stock, par value $0.01 per share, the rights and preferences of which may be established from time to time by our board of directors. As of January 28, 2011, 226,236,682 shares of common stock (excluding shares held in treasury) were outstanding and were held by approximately 176 holders. No shares of preferred stock were issued or outstanding as of the date of this prospectus.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors, and do not have cumulative voting rights, which means that the holders of a majority of shares voting for the election of directors can elect all members of our board of directors. Except as otherwise required by applicable law, a majority vote is sufficient for any act of stockholders. Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to receive ratably any dividends that may be declared by our board of directors out of funds legally available therefor. Holders of our common stock are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding. Holders of our common stock do not have preemptive rights to purchase shares of our stock. The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Our common stock is listed on the New York Stock Exchange under the symbol “CNX.”

The transfer agent and registrar for our common stock is Computershare.

Preferred Stock

Our board of directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval.

Our certificate of incorporation permits us to issue up to 15,000,000 shares of preferred stock from time to time. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board of directors is authorized to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders.

Provisions of Our Certificate of Incorporation and Bylaws

Amendment of the Bylaws. Under Delaware law, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, also confer upon the board of directors the power to adopt, amend or repeal its bylaws. Our charter and bylaws grant our board the power to adopt, amend and repeal our bylaws on the affirmative vote of a majority of the directors then in office. Our stockholders may adopt, amend or repeal our bylaws at any time by the holders of a majority of the voting power of all outstanding voting stock.

Limitation of Liability of Officers and Directors. Our certificate of incorporation limits the liability of directors to the fullest extent permitted by Delaware law. The effect of these provisions is to eliminate the rights of our company and our stockholders, through stockholders’ derivative suits on behalf of our company, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply if the directors breached their duty of loyalty to us and our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from their actions as directors. In addition, our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We currently have indemnification agreements with our directors and executive officers and also maintain directors and officers insurance.

Advance Notice of Stockholder Proposals. Our bylaws provide that any CONSOL Energy stockholder who is entitled to vote at an annual meeting may propose legally proper business to be voted on by CONSOL Energy stockholders at the annual meeting, but only if the stockholder delivers notice of the proposal in writing to our Secretary. For an annual meeting, the Secretary must receive the notice not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which the public announcement of the date of such meeting is first made.

For a special meeting, the Secretary must receive the notice not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which the public announcement is first made of the date of the special meeting.

Such stockholder’s notice shall set forth:

•

for the nomination of directors, (i) all information relating to such nominee that is required to be disclosed under SEC rules to be included in a proxy statement soliciting proxies for the election of the nominee as a director (including such person’s consent to being named as a nominee and to serving as a director if elected); (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements during the past three years, and any other material relationships, between or among such stockholder and the beneficial owner on whose behalf the nomination is made, and their respective affiliates and associates, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and the beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof, were the “registrant” for purposes of such Item and the nominee were a director or executive officer of such registrant, (iii) with respect to each nominee for election or reelection to the board of directors, a completed and signed questionnaire, representation and agreement required by Section 2.8(C) of the bylaws, and (iv) such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as an independent director of CONSOL Energy;

•

for other business, a brief description of the business desired to be brought before the meeting, the text of the proposal or business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, on whose behalf the proposal is made and any agreements or understandings between the stockholder and any such beneficial owner; and

•

as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder (as in CONSOL Energy’s stock ownership records), and of such beneficial owner, (ii) the class and number of shares which are owned beneficially and of record by such stockholder or beneficial owner (iii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of CONSOL Energy or with a value derived in whole or in part from the value of such stock, owned beneficially by such stockholder, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of CONSOL Energy, (iv) any proxy, contract or similar relationship pursuant to which such stockholder has a right to vote any shares of any security of CONSOL Energy, (v) any short interest in any security of CONSOL Energy, (vi) any rights to dividends that are separated from the underlying securities of CONSOL Energy, (vii) any proportionate interest in shares of CONSOL Energy or derivative instruments held by a general or limited partnership in which such stockholder is a general partner or beneficially owns an interest in a general partner and (viii) any performance-related fees that such stockholder is entitled to based on any increase or decrease in the value of shares of CONSOL Energy or derivative instruments, (ix) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies; (x) a representation that such owners intends to appear in person or by proxy at the meeting to propose such business or nomination, and (xi) a representation whether the stockholder or beneficial owner, if any, intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of CONSOL Energy’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or otherwise to solicit proxies from stockholders in support of such proposal or nomination.

Nomination of Directors. CONSOL’s bylaws provide that a CONSOL stockholder who was a stockholder of record at the time of giving notice who is entitled to vote at the annual meeting may nominate one or more directors for election, but only if the stockholder delivers timely written notice to our secretary. The timing requirements for receiving the notice are similar as for receiving notice of stockholder proposals described above. The notice must include:

•	such information described in the bullet points above related to the nomination of directors; and

•	the information as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made as described in the bullet points above.

In addition, if the number of directors to be elected to the board of directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors at least 100 days prior to the annual meeting, a stockholder’s notice will be deemed to be timely received, but only with respect to the nominees for any new positions created by such increase, if it is delivered not later than the close of business on the 10th day following the date of public disclosure of the meeting date.

For a special meeting, nominations of persons to be elected to the board of directors by or at the direction of the board of directors or a nominating stockholder (provided that the board of directors has determined that directors will be elected at such meeting) must be made by notice to our secretary not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which public announcement of the special meeting is made.

Special Meetings of Stockholders. Our bylaws provide that subject to the rights of the holders of any series of preferred stock, a special meeting of stockholders may be called only by the Chairman of the Board or by the board of directors pursuant to a resolution adopted by a majority of the entire board.

Possible Anti-Takeover Effects.

Section 203 of Delaware Law

We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law. Section 203 provides that a corporation generally may not engage in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder. Section 203 applies unless:

•

prior to the time a stockholder becomes an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or

•

on or after such date the stockholder became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

An “interested stockholder” is defined to include:

•

any person that is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the relevant date; and

•	the affiliates and associates of any such person.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	certain transactions that result in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that increases the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•

the receipt by the interested stockholder of any loans, advances, guarantees, pledges or other financial benefits provided through the corporation. In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Under certain circumstances, these provisions could have the effect of delaying, deferring or preventing a change in control of our company during the three-year period or reducing the price that certain investors might be willing to pay in the future for shares of our common stock, although the stockholders may elect to exclude a corporation from the restrictions imposed under Section 203.

Blank Check Preferred Stock

The rights, preferences and privileges of holders of our common stock are subject to, and may be injured by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control including transactions in which the stockholders might otherwise receive a premium for their shares over the then current market prices.

Stockholder Rights Plan

We have adopted a stockholders’ rights plan under which its stockholders have been granted one preferred stock purchase right for each share of common stock held.

The purchase rights are not exercisable initially. However, upon the earlier of (i) ten business days after we announce that a person has acquired beneficial ownership of 15%, or more of our common stock (the tenth business day after this announcement is referred to as the “flip-in-date”), or (ii) the close of business on such date as may be fixed by the board of directors, which date shall not be more than 65 days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding common stock, each purchase right, other than the purchase rights beneficially owned by the acquiring person, will become exercisable and entitle its holder to purchase from us that number of shares of CONSOL Energy’s common stock as shall equal the result obtained by multiplying the purchase price by the then number of preferred share fractions for which a right was exercisable and then dividing that product by 50% of the then current market price per common share. Rights beneficially owned by the acquiring person become void.

In addition, our board of directors may, at its option, at any time after a flip-in-date and before the time the acquiring person becomes the owner of more than 50% of the outstanding shares of CONSOL Energy’s stock, elect to exchange all of the outstanding purchase rights, other than those rights beneficially owned by the acquiring person, for shares of common stock at an exchange ratio prescribed in the rights agreement.

Our board of directors may at any time before a flip-in-date redeem the rights in whole, but not in part, at a price of $0.01 per right.

The purchase rights may cause substantial dilution to a person or group that attempts to acquire a substantial number of shares of CONSOL Energy’s common stock without approval of our board of directors. The rights will not interfere with any merger or other business combination with a third-party approved by our board of directors, because the board may, at any time prior to a flip-in-date, redeem the rights as described above or amend the rights agreement to render it inapplicable to a specific transaction.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct secured or unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities that are sold may be exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. The debt securities will be issued under one or more separate indentures between us and a bank or trust company that has its principal office in the U.S., as trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to as an indenture. The material terms of any indenture will be set forth in the applicable prospectus supplement.

GUARANTEES OF DEBT SECURITIES

Any debt securities may be guaranteed by one or more of our direct or indirect subsidiaries. Each prospectus supplement will describe any guarantees of debt securities for the benefit of the series of debt securities to which it relates.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

DESCRIPTION OF DEPOSITARY SHARES

As specified in the applicable prospectus supplement, we may issue fractional interests in shares of preferred stock, rather than shares of preferred stock, containing such rights and subject to such terms and conditions as we may specify. If we exercise that option, we will provide for a depositary to issue receipts for depositary shares, each of which will represent a fractional interest in a share of preferred stock. The shares of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company depositary that has its principal office in the U.S. The prospectus supplement will include the name and address of the depositary.

FORMS OF SECURITIES

Each debt security, warrant, unit or depositary share will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered global securities

We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of CONSOL Energy, the trustees, the warrant agents, the unit agents or any other agent of CONSOL Energy, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

CONSOL Energy and/or the selling securityholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by CONSOL Energy, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we and/or the selling securityholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We and/or the selling securityholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling securityholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from CONSOL Energy at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with CONSOL Energy and/or the selling securityholders, if applicable, to indemnification by CONSOL Energy and/or the selling securityholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for CONSOL Energy and its affiliates in the ordinary course of business.

Each series of securities other than the common stock, which is listed on the New York Stock Exchange, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

WHERE YOU CAN FIND MORE INFORMATION

CONSOL Energy files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that CONSOL files at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms.

CONSOL Energy’s SEC filings are also available to the public from commercial retrieval services and at the website maintained by the SEC at www.sec.gov, and on CONSOL Energy’s website at www.consolenergy.com. Reports, proxy statements and other information are also available for inspection at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We filed a registration statement on Form S-3 to register with the SEC the CONSOL Energy securities we may offer and sell pursuant to this prospectus. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. You may obtain copies of the Form S-3 (and any amendments to those documents) in the manner described above.

Incorporation of SEC Filings

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus or in a later filed document incorporated by reference in this prospectus. This prospectus incorporates by reference the documents set forth below that CONSOL Energy has previously filed with the SEC. These documents contain important information about CONSOL Energy.

CONSOL’S Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on February 10, 2011;

Exhibit 99.1 (titled “Audited Financial Statements of Dominion Exploration & Production, Inc. and subsidiaries and the producing business of Dominion Transmission Inc., as of and for the twelve-months ended December 31, 2009”) attached to CONSOL’s first Current Report on Form 8-K filed on March 22, 2010);

CONSOL’s Current Reports on Form 8-K filed on March 1, 2011 and March 3, 2011;

CONSOL’S 2010 Proxy Statement filed with the SEC on March 19, 2010 as revised on March 24, 2010;

The description of CONSOL Energy’s common stock contained in its registration statement on Form 8-A12B filed with the SEC on March 24, 1999 (file no. 001-14901), together with the description of the associated preferred stock purchase rights included in CONSOL’S registration statement on Form 8-A12G filed with the SEC on December 22, 2003, as amended on February 26, 2004 and October 28, 2009; and

All documents filed by CONSOL Energy pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with the SEC from the date of this prospectus.

We will provide to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, without charge, a copy of any or all of the documents that are incorporated herein by reference. Requests should be directed to: CONSOL Energy Inc. 1000 CONSOL Energy Drive, Canonsburg, PA 15317-6506, Attention: General Counsel, (724) 485-4000.

EXPERTS

The consolidated financial statements of CONSOL Energy Inc. and its subsidiaries at December 31, 2010 2009 and 2008, and for the years then ended, incorporated by reference in this Prospectus and Registration Statement from CONSOL Energy Inc.’s Annual Report (Form 10-K) (including the schedule appearing therein), and the effectiveness of CONSOL Energy Inc.’s internal control over financial reporting as of December 31, 2010, incorporated by reference in this Prospectus and Registration Statement from CONSOL Energy Inc.’s Annual Report (Form 10-K), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon incorporated by reference herein, and are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

The combined financial statements of Dominion Exploration Inc. and subsidiaries, Dominion Reserves Inc. and subsidiaries and the producing business of Dominion Transmission Inc. as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, incorporated by reference in this prospectus have been audited by Deloitte & Touche, LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of new accounting standards), and are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The information included in this prospectus relating to the proved reserves of gas and oil (including coal bed methane) of CONSOL Energy, as of December 31, 2010 and 2009, is derived from internal estimates, which estimates were audited by Netherland, Sewell & Associates, Inc. The information included in this prospectus relating to the proved reserves of gas and oil (including coal bed methane) of CONSOL Energy as of December 31, 2008, 2007 and 2006, is derived from reserve reports prepared or reviewed by Schlumberger Data and Consulting Services. This information is included or incorporated by reference in this prospectus in reliance upon these firms as experts in matters contained in the reports.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses to be borne by the Registrant in connection with the offerings described in this Registration Statement.

Registration filing fee	$	*
Transfer agent and trustee fees and expenses	$	**
Printing	$	**
Accounting fees and expenses	$	**
Legal fees and expenses	$	**
Rating agency fees	$	**
Miscellaneous	$	**

Total	$	**

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).
**	Not presently known.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the restated certificate of incorporation and amended and by-laws of CONSOL Energy Inc., a Delaware corporation (“CONSOL Energy” or the “Company”), as well as the organizational documents of each of the other registrants.

Delaware Corporations

Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the Delaware General Corporation Law states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(f) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

CONSOL Energy Inc.

CONSOL Energy’s By-laws also provide that any present director, officer, employee or agent of CONSOL Energy shall be indemnified by CONSOL Energy as of right to the full extent permitted by the Delaware General Corporation Law against any liability, cost or expense asserted against and incurred by such person by reason of his serving in such capacity. This right to indemnification included the right to be paid the expenses incurred in defending any action, suit or proceeding in advance of its final disposition. In addition, CONSOL has provided in its Restated Certificate of Incorporation that it shall eliminate the personal liability of its directors to the fullest extent permitted by the Delaware General Corporation Law. CONSOL maintains policies of directors’ and officers’ liability insurance which insures its directors against the cost of defense, settlement or payment of a judgment under certain circumstances.

CONSOL has also entered into agreements that provide for the indemnification by CONSOL of its directors, their executors, administrators or assigns for damages and expenses in connection with a threatened, pending or completed claim, action, or proceeding, whether brought by or in the right of CONSOL or by a third party or otherwise and whether of a civil, criminal, administrative or investigative nature, in which the director may be or may have been involved as a party or otherwise, by reason of the fact that the director is or was a director or officer of CONSOL, by reason of any actual or alleged error or misstatement or misleading statement or omission made or suffered by the director, by reason of any action taken by or any inaction on the part of the director while acting as such director or officer, or by reason of the fact that the director was serving at the request of CONSOL as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided that a director acted in good faith and in a manner, which the director reasonably believed to be in or not opposed to the best interests of CONSOL, and, in the case of a criminal proceeding, in addition, had no reasonable cause to believe that his or her conduct was unlawful.

CNX Land Resources Inc., CNX Marine Terminals Inc., CONSOL Energy Sales Company, CONSOL Financial Inc., CONSOL of Kentucky Inc., Consolidation Coal Company, Island Creek Coal Company, McElroy Coal Company, MTB Inc., Reserve Coal Properties Company

The organizational documents of these entities contain provisions that state that the corporation will provide indemnification to the officers and directors of the corporation to extent permitted or authorized by the laws of Delaware.

CONSOL of Canada, Inc. and Twin Rivers Towing Company

The organizational documents of these entities contain provisions that state that the corporation will provide indemnification to each director or officer or former director or officer, or any person who may have served at the Corporation’s request as director or officer of another corporation in which this corporation owns shares of capital stock or of which it is a creditor, against all expenses actually and reasonably incurred by such person in connection with the defense of any claim, action, suit or proceedings against such person, except if such person is adjudged to have been liable for negligence or misconduct in the performance of his duty as such director or officer.

CNX Gas Corporation

The organizational documents of this company contain provisions that state that the corporation will provide indemnification, to the maximum permitted by Delaware law, to each director or officer or former director or officer, or any person who may have served at the Corporation’s request as director or officer of another corporation in which this corporation owns shares of capital stock or of which it is a creditor, against all expenses reasonably incurred or suffered by such person in connection therewith.

TECPART Corporation

The organizational documents of this corporation provides that the corporation is obligated to indemnify any director or officer of the corporation, or a person that was serving at the request of the corporation as a director, officer, or employee of another corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation.

Delaware Limited Liability Companies

Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

CONSOL Energy Holdings LLC VI

The managers and officers of the company are entitled to indemnification to the fullest extent permitted by applicable law. The company will indemnify such persons for any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of the company.

CONSOL of Wyoming LLC

The organizational documents of this corporation provides that managers and officers will not be held liable if their actions were in good faith and in the best interests of the company.

CONSOL Pennsylvania Coal Company, LLC

The organizational documents provide that the company will indemnify member, directors and officers of the company against any liabilities, except where liability resulted from fraud, bad faith, willful misconduct, recklessness, gross negligence, improper personal benefit, and similar causes. The organizational documents also provide for the advancement of expenses when indemnification is provided.

Ohio Corporations

Section 1701.13(E) of the Ohio General Corporation Law (the “OGCL”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, or is or was serving at the request of the corporation as a director or officer of another entity, because the person is or was a director or officer, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with the suit, action or proceeding if (i) the director or officer acted in good faith and in a manner the director or officer reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, the director or officer had no reasonable cause to believe the director’s or officer’s conduct was unlawful. In the case of an action by or in the right of the corporation, however, such indemnification may only apply to expenses actually and reasonably incurred by the person in connection with the defense or settlement of such action and no such indemnification may be made if either (a) the director or officer has been adjudged to be liable for negligence or misconduct in the performance of the director’s or officer’s duty to the corporation, unless and only to the extent that the court in which the proceeding was brought determines that the director or officer is fairly and reasonably entitled to indemnification for such expenses as the court deems proper, or (b) the only liability asserted against a director in a proceeding relates to the director’s approval of an impermissible dividend, distribution, redemption or loan. The OGCL further provides that to the extent a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, the corporation must indemnify the director or officer against expenses actually and reasonably incurred by the director or officer in connection with the action, suit or proceeding.

The OGCL also permits corporations to purchase and maintain insurance on behalf of any director or officer against any liability asserted against such director or officer and incurred by such director or officer in his capacity as a director or officer, whether or not the corporation would have the power to indemnify the director or officer against such liability under the OGCL.

Central Ohio Coal Company

The organizational documents also provide that indemnification will be provided to the fullest extent permitted by law.

Ohio Limited Liability Companies

Section 1705.32 of the Ohio Limited Liability Company Act (the “OLLCA”) provides that a limited liability company may indemnify any person who was or is a party, or who is threatened to be made a party, to any proceeding, because he is or was a manager, member or officer of the company or is or was serving at the company’s request as a manager, member, director or officer of any other entity, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the manager, member or officer in connection with the proceeding if the manager, member or officer acted in good faith and in a manner the manager, member or officer reasonably believed to be in or not opposed to the best interests of the company and, in connection with any criminal action or proceeding, the manager, member or officer had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the company, however, such indemnification may only apply to expenses actually and reasonably incurred by the person in connection with the defense or settlement of such action and no such indemnification may be made in respect of any claim as to which the person is adjudged to be liable for negligence or misconduct in the performance of his duty to the company unless and only to the extent that the court of common pleas or the court in which the action was brought determines that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper. To the extent that a manager or officer of a limited liability company has been successful on the merits or otherwise in defense of any such action, the limited liability company must indemnify him against expenses actually and reasonably incurred by him in connection with the action.

Section 1705.32 of the OLLCA also provides that a limited liability company may purchase and maintain insurance for or on behalf of any person who is or was a manager, member or officer of the company.

CONSOL of Ohio LLC

The organizational documents also provide that managers and officers will not be held liable if their actions were in good faith and in the best interests of the company.

Pennsylvania Corporations

Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law (“PBCL”) contain provisions for mandatory and discretionary indemnification of a corporation’s directors, officers and other personnel, and related matters.

Under Section 1741 of the PBCL, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative or corporate actions), to which any such officer or director is a party or is threatened to be made a party by reason of such officer or director being a representative of the corporation or serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, so long as the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, such officer or director had no reasonable cause to believe his conduct was unlawful.

Section 1742 of the PBCL permits indemnification in derivative and corporate actions if the director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except in respect of any claim, issue or matter as to which the officer or director has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the officer or director is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

Under Section 1743 of the PBCL, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742 of the PBCL.

Section 1744 of the PBCL provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 of the PBCL shall be made by the corporation only as authorized in the specific case upon a determination that the officer or director met the applicable standard of conduct, and such determination must be made by (i) the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding, (ii) if a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

Section 1745 of the PBCL provides that expenses (including attorneys’ fees) incurred by a director or officer in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the PBCL may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Except as otherwise provided in the corporation’s by-laws, advancement of expenses must be authorized by the board of directors.

Section 1746 of the PBCL provides generally that the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the PBCL shall not be deemed exclusive of any other rights to which an officer or director seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. In no event may indemnification be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the PBCL grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against that liability under Subchapter D of Chapter 17 of the PBCL.

Sections 1748 and 1749 of the PBCL extend the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the PBCL to successor corporations in fundamental changes and to officers and directors serving as fiduciaries of employee benefit plans.

Section 1750 of the PBCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter D of Chapter 17 of the PBCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer shall inure to the benefit of the heirs and personal representatives of such person.

Eighty-Four Mining Company, Leatherwood, Inc., Mon River Towing, Inc. and Rochester & Pittsburgh Coal Company

The organizational documents of these entities contain provisions that state that the corporation will provide indemnification to the officers and directors of the corporation to extent permitted or authorized by applicable law.

Helvetia Coal Company and Keystone Coal Mining Corporation

The organizational documents of the company provide that the company will indemnify each director and officer against all costs, expenses and payments incurred or imposed in connection with any claim, action, suit or proceeding (or settlement) in which such director or officer is involved by reason of his being a director or officer, except when such person is adjudged to have been derelict in the performance of his duty.

Pennsylvania Limited Liability Companies

Section 8945 of the Pennsylvania Limited Liability Company Act provides that a limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

CONSOL of Central Pennsylvania, LLC

The organizational documents provide that the company will indemnify and hold harmless the members in the event the member becomes liable for any obligation of the Company and that the managers will not be liable for the debts, liabilities, contract or other obligations of the company.

Pennsylvania Partnerships

Section 8331 of the Pennsylvania Uniform Partnership Act provides that a partnership has the obligation to indemnify each partner in respect of any payments made or liabilities incurred in the ordinary and proper conduct of business of the partnership.

Conrhein Coal Company

The partnership agreement provides that each partner agrees to indemnify and hold harmless the other partner and the partnership in respect of any and all damages, losses, liabilities and expenses which shall arise out of or result from a violation of the limitations of the authority of the partners and any negligent act committed by such partner.

Tennessee Corporations

Part 5 of Chapter 18 of the Tennessee Business Corporation Act authorizes a court to award, or a corporation’s board of directors to grant, indemnity to an officer, director, employee or agent of the corporation under certain circumstances and subject to certain limitations.

Sections 48-18-301(d) and 48-18-403(d) of the Tennessee Business Corporation Act provide that a director or officer shall not be liable for any action taken as a director or officer or any failure to take any action if the director or officer performed the duties of his or her office (i) in good faith, (ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances and (iii) in a manner the director reasonably believes to be in the best interests of the corporation.

Coalfield Pipeline Company

The organizational documents of the company provide that, to the fullest extent permitted by the applicable law, the company will indemnify any person who is or was is involved in any manner, in any proceeding by reason of the fact that he or she is or was a director of officer of the company, or was serving at the request of the company as a director, or officer of another corporation, partnership, joint venture, trust, or other enterprise against all expenses and other amounts actually and reasonably incurred by him or her in connection with any such proceeding.

Tennessee Limited Liability Companies

Section 48-243-101 of the Tennessee Limited Liability Company Act authorizes a court to award, or a limited liability company to grant, indemnity to a governor, member, manager, partner, trustee, employee, independent contractor or agent of the company under certain circumstances and subject to certain limitations.

Sections 48-240-102(e) and 48-241-111(d) of the Tennessee Limited Liability Company Act provide that a member or manager shall not be liable for any action taken as a member or manager or any failure to take any action if the member or manager performed the duties of the position (i) in good faith, (ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances and (iii) in a manner the member or manager reasonably believes to be in the best interest of the LLC.

Knox Energy LLC

The organizational documents of the company provide that the company will indemnify its managers, employees and other agents who are not managers to the fullest extent permitted by law, provided that such indemnification in any given situation is approved by members owning a majority interest in the company.

Virginia Corporations

Sections 13.1-697-699 and 701-704 of the Virginia Stock Corporation Act (“VSCA”) provide, generally and in part, that a corporation may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if he conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, or in all other cases, that his conduct was at least not opposed to its best interests and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; provided, however, that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him in which he was adjudged liable. Such indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection therewith.

Unless limited by a corporation’s certificate of incorporation, similar indemnity with respect to expenses incurred is mandatory under the above-referenced Sections of the VSCA for a director or officer who was wholly successful on the merits or otherwise, in defense of any proceedings to which he was a party because he is or was a director or officer, as the case may be. Any such indemnification may be made only as authorized in each specific case after a determination by disinterested directors, special legal counsel or disinterested shareholders that indemnification is permissible because the indemnitee has met the applicable standard of conduct. Directors and officers may also apply for court-ordered indemnification. Pursuant to Section 13.1-704 of the VSCA, a corporation may also indemnify and advance expenses to any director or officer to the extent provided by the corporation’s certificate of incorporation, any bylaw made by the shareholders or any resolution adopted by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law.

AMVEST Coal Sales, Inc. and AMVEST Oil & Gas, Inc.

The organizational documents provide that the directors and officers of the corporation will be indemnified against all liabilities asserted against such persons by reason of having been a director or officer, whether or not then currently a director or officer, and against all expenses reasonably incurred in connection therewith, except to the extent such person has been adjudged to be liable by reason of gross negligence or willful misconduct in performance of his duty as director or officer.

AMVEST Corporation

The organizational documents of these entities contain provisions that state that the corporation will provide indemnification to each director or officer or former director or officer, or any person who may have served at the Corporation’s request as director or officer of another corporation in which this corporation owns shares of capital stock or of which it is a creditor, against all expenses actually and reasonably incurred by such person in connection with the defense of any claim, action, suit or proceedings against such person, except if such person is adjudged to have been liable for negligence or misconduct in the performance of his duty as such director or officer.

AMVEST Gas Resources, Inc., AMVEST Mineral Services, Inc., Nicholas-Clay Land & Mineral, Inc. and Wolfpen Knob Development Company

The organizational documents of these entities contain provisions that state that the corporation will provide indemnification to the officers and directors of the corporation to extent permitted or authorized by applicable law.

Laurel Run Mining Company

The organizational documents of this corporation provide that the corporation will indemnify any director or officer against any liability incurred in connection with a proceeding if (1) he believed that his conduct was in the best interests of the corporation and, in a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful and (ii) he was not guilty of gross negligence or willful misconduct; provided that no indemnification will be provided when such person is charged with improper benefit to himself.

Peters Creek Mineral Services, Inc.

The organizational documents of this company do not contain any indemnification provisions.

Virginia limited liability companies

Section 13.1-1009 of the Virginia Limited Liability Company Act permits a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

AMVEST Coal & Rail, L.L.C., AMVEST Minerals Company, L.L.C., Glamorgan Coal Company, L.L.C. and TEAGLE Company, L.L.C.

The organizational documents provide that the members, managers and officer of the company are entitled to indemnification to the same extent as officers and directors are entitled to indemnification in accordance with corporate law.

CNX Gas Company LLC

The organizational documents of the company provide that the company will indemnify and hold harmless the member in the event the member (a) becomes liable for any debt liability, contract or other obligation of the company, or (b) is directly or indirectly required to make any payments with respect thereto.

Virginia Partnership

Under the Virginia Partnership Act, a partnership is obligated to reimburse a partner for payments made and indemnify a partner for liabilities incurred by the partner in the ordinary course of the business of the partnership or for the preservation of its business or property.

Cardinal States Gathering Company

The partnership agreement provides that each partner will indemnify and hold harmless the other partners and their affiliates, directors, officers, employees and agents and the partnership from and against all claims, loss, damage, demands, liabilities, obligations or rights of action, arising as a result of: (a) breach of the partnership agreement; (b) intentional misrepresentation; (c) anything done or omitted to be done through the gross negligence or willful misconduct of the indemnifying partner or its officers, directors, employees, agents; (d) any action by the indemnifying partner or any of its officers, directors, employees or agents whose services have not been specifically contracted for by the partnership; and (e) any claims brought by third parties against the other partners as a result of any activity engaged in by the indemnifying partner outside the business purpose of the partnership.

West Virginia Corporations

The West Virginia Business Corporation Act (“WVBCA”) empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1)(A) he conducted himself in good faith; and (B) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. A corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding; or (2) in connection with any other proceeding with respect to conduct for which he was adjudged liable on the basis that he received financial benefit to which he was not entitled, whether or not involving action in his official capacity. A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Under the WVBCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the relevant standard of conduct; and (2) the director furnishes the corporation a written undertaking to repay the advance if the director is not entitled to mandatory indemnification under the WVBCA and it is ultimately determined that he did not meet the relevant standard of conduct. A corporation may indemnify and advance expenses to an officer of the corporation to the same extent as to a director. A corporation may also purchase and maintain on behalf of a director or officer of the corporation insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the WVBCA.

Braxton-Clay Land & Mineral, Inc., Southern Ohio Coal Company, Terra Firma Company and Vaughn Railroad Company

The organizational documents of these entities contain provisions that state that the corporation will provide indemnification to the officers and directors of the corporation to extent permitted or authorized by applicable law.

Windsor Coal Company

The organizational documents of this company do not contain any indemnification provisions.

West Virginia Limited Liability Companies

Section 31B-4-403 of the West Virginia Uniform Limited Liability Company Act discusses members’ and managers’ rights to payments and reimbursement. A limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property. A limited liability company shall reimburse a member for an advance to the company beyond the amount of contribution the member agreed to make. A payment or advance made by a member which gives rise to an obligation of a limited liability company under the West Virginia statute constitutes a loan to the company upon which interest accrues from the date of the payment or advance. A member is not entitled to remuneration for services performed for a limited liability company, except for reasonable compensation for services rendered in winding up the business of the company.

AMVEST West Virginia Coal, L.L.C., Fola Coal Company, L.L.C., Little Eagle Coal Company, L.L.C. and Terry Eagle Coal Company, L.L.C.

The organizational documents provide that the members, managers and officer of the company are entitled to indemnification to the same extent as officers and directors are entitled to indemnification in accordance with corporate law.

CONSOL of WV, LLC

The organizational documents of this company do not contain any indemnification provisions.

West Virginia Limited Partnerships

The West Virginia Uniform Limited Partnership Act does not prohibit the indemnification of its partners and states that the general partner shall have the same powers and liabilities of a partner under a general partnership. Under the West Virginia Uniform Partnership Act, a partnership has the obligation to indemnify each partner in respect of any payments made or liabilities incurred in the ordinary course of business of the partnership.

Terry Eagle Limited Partnership

The partnership agreement provides that each partner will indemnify the other partners against any damage, liability, loss or cost arising from any failure of that partner to perform or observe any term or agreement to be performed or observed by that party.

ITEM	16. EXHIBITS

1.1	Form of Underwriting Agreement*

3.1	Restated Certificate of Incorporation of CONSOL Energy Inc., incorporated by reference to Exhibit 3.1 to Form 8-K filed on May 8, 2006.

3.2	Amended and Restated Bylaws of CONSOL Energy Inc., incorporated by reference to Exhibit 3.2 to Form 8-K filed on March 1, 2011.

4.1	Rights Agreement, dated as of December 22, 2003, between CONSOL Energy Inc., and Equiserve Trust Company, N.A., as Rights Agent, incorporated by reference to Exhibit 4 to Form 8-K filed, on December 22, 2003.

4.2	Form of Senior Debt Indenture

4.3	Form of Subordinated Debt Indenture

4.4	Form of Senior Note*

4.5	Form of Subordinated Note*

4.6	Form of Warrant Agreement*

4.7	Form of Warrant Certificate*

4.8	Form of Purchase Contract Agreement*

4.9	Form of Purchase Certificate*

4.10	Form of Unit Agreement*

4.11	Form of Unit Certificate*

4.12	Form of Depositary Share Agreement*

4.13	Form of Depositary Certificate*

4.14	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to Registration Statement Form S-1 (Registration No. 333-68987) filed on March 24, 1999.

4.15	Specimen Preferred Stock Certificate*

5.1	Opinion of Counsel

12	Computation of Ratio Earnings to Fixed Charges, incorporated by reference to “Ratio of Earnings to Fixed Charges” in the Prospectus.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Netherland, Sewell & Associates, Inc.

23.3	Consent of Schlumberger Data and Consulting Services.

23.4	Consent of Deloitte & Touche LLP

23.5	Consent of Buchanan Ingersoll & Rooney PC (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature pages).

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K.
**	Previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

CONSOL ENERGY INC.

By:	/S/ J. BRETT HARVEY
J. Brett Harvey
Chairman and Chief Executive Officer

Each of the undersigned directors and officers of CONSOL Energy Inc, a Delaware corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ J. BRETT HARVEY J. Brett Harvey	Chairman and Chief Executive Officer (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Chief Financial Officer and Executive Vice President (Principal Financial and Accounting Officer)

/S/ JOHN L. WHITMIRE John L. Whitmire	Vice Chairman

/S/ PATRICIA A. HAMMICK Patricia A. Hammick	Director

/S/ JAMES E. ALTMEYER, SR. James E. Altmeyer, Sr.	Director

/S/ PHILIP W. BAXTER Philip W. Baxter	Director

/S/ WILLIAM E. DAVIS William E. Davis	Director

Signature	Title

/S/ WILLIAM P. POWELL William P. Powell	Director

/S/ JOSEPH T. WILLIAMS Joseph T. Williams	Director

/S/ RAJ K. GUPTA Raj K. Gupta	Director

/S/ DAVID C. HARDESTY David C. Hardesty	Director

/S/ JOHN T. MILLS John T. Mills	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

AMVEST Coal & Rail, L.L.C.

By:	/S/ BART J. HYITA
Bart J. Hyita
President and Manager

Each of the undersigned managers and officers of AMVEST Coal & Rail, L.L.C., a Virginia limited liability company, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President and Manager (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Manager (Principal Financial and Accounting Officer)

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Manager

/S/ P. JEROME RICHEY P. Jerome Richey	Manager

/S/ ROBERT F. PUSATERI Robert F. Pusateri	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

AMVEST Coal Sales, Inc.

By:	/S/ ROBERT F. PUSATERI
Robert F. Pusateri
President and Director

Each of the undersigned directors and officers of AMVEST Coal Sales, Inc., a Virginia corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT F. PUSATERI Robert F. Pusateri	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ P. JEROME RICHEY P. Jerome Richey	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

AMVEST Corporation

By:	/S/ BART J. HYITA
Bart J. Hyita
President and Director

Each of the undersigned directors and officers of AMVEST Corporation, a Virginia corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ P. JEROME RICHEY P. Jerome Richey	Director

/S/ J. BRETT HARVEY J. Brett Harvey	Director

/S/ ROBERT P. KING Robert P. King	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

AMVEST Gas Resources, Inc.

By:	/S/ ROBERT P. KING
Robert P. King
President and Director

Each of the undersigned directors and officers of AMVEST Gas Resources, Inc., a Virginia corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ STEPHEN W. JOHNSON Stephen W. Johnson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

AMVEST Mineral Services, Inc.

BY:	/S/ ROBERT P. KING
Robert P. King
President and Director

Each of the undersigned directors and officers of AMVEST Mineral Services, Inc., a Virginia corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ BART J. HYITA Bart J. Hyita	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

AMVEST Minerals Company, L.L.C.

By:	/S/ ROBERT P. KING
Robert P. King
President and Manager

Each of the undersigned managers and officers of AMVEST Minerals Company, L.L.C. , a Virginia limited liability company, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President and Manager (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Manager (Principal Financial and Accounting Officer)

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Manager

/S/ BART J. HYITA Bart J. Hyita	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

AMVEST Oil & Gas, Inc.

By:	/S/ ROBERT P. KING
Robert P. King
President and Director

Each of the undersigned directors and officers of AMVEST Oil & Gas, Inc., a Virginia corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ STEPHEN W. JOHNSON Stephen W. Johnson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

AMVEST West Virginia Coal, L.L.C.

By:	/S/ ROBERT P. KING
Robert P. King
President

Each of the undersigned managers and officers of AMVEST West Virginia Coal, L.L.C., a West Virginia limited liability company, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Manager

/S/ BART J. HYITA Bart J. Hyita	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

Braxton-Clay Land & Mineral, Inc.

By:	/S/ ROBERT P. KING
Robert P. King
President and Director

Each of the undersigned directors and officers of Braxton-Clay Land & Mineral, Inc., a West Virginia corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ BART J. HYITA Bart J. Hyita	Director

/S/ JAMES J. MCCAFFREY James J. McCaffrey	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

Cardinal States Gathering Company

By:	/S/ NICHOLAS J. DEIULIIS
Nicholas J. DeIuliis
President, Chief Executive Officer and Manager of CNX Gas Company LLC, Partner of Cardinal States Gathering Company

By:	/S/ J. BRETT HARVEY
J. Brett Harvey
Chief Executive Officer and Director of CNX Gas Corporation, Partner of Cardinal States Gathering Company

Each of the undersigned directors, managers and officers of the partners of Cardinal States Gathering Company, a Virginia partnership, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	President, Chief Executive Officer and Manager of CNX Gas Company LLC, Partner of Cardinal States Gathering Company (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ J. BRETT HARVEY J. Brett Harvey	Manager of CNX Gas Company LLC, Partner of Cardinal States Gathering Company

/S/ STEPHEN W. JOHNSON Stephen W. Johnson	Manager of CNX Gas Company LLC, Partner of Cardinal States Gathering Company

Signature	Title

/S/ RANDALL M. ALBERT Randall M. Albert	Manager of CNX Gas Company LLC, Partner of Cardinal States Gathering Company

/S/ J. BRETT HARVEY J. Brett Harvey	Chief Executive Officer and Director of CNX Gas Corporation, Partner of Cardinal States Gathering Company (Principal Executive Officer)

/S/ P. JEROME RICHEY P. Jerome Richey	Director of CNX Gas Corporation, Partner of Cardinal States Gathering Company

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director of CNX Gas Corporation, Partner of Cardinal States Gathering Company

/S/ J. MICHAEL ONIFER J. Michael Onifer	Director of CNX Gas Corporation, Partner of Cardinal States Gathering Company

/S/ RANDALL M. ALBERT Randall M. Albert	Director of CNX Gas Corporation, Partner of Cardinal States Gathering Company

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

Central Ohio Coal Company

By:	/S/ ROBERT P. KING
Robert P. King
President

Each of the undersigned directors and officers of Central Ohio Coal Company, an Ohio corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ STEPHEN W. JOHNSON Stephen W. Johnson	Director

/S/ J. BRETT HARVEY J. Brett Harvey	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

CNX Gas Company LLC

By:	/S/ NICHOLAS J. DEIULIIS
Nicholas J. DeIuliis
President, Chief Executive Officer and Manager

Each of the undersigned managers and officers of CNX Gas Company LLC, a Virginia limited liability company, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	President, Chief Executive Officer and Manager (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ J. BRETT HARVEY J. Brett Harvey	Manager

/S/ RANDALL M. ALBERT Randall M. Albert	Manager

/S/ STEPHEN W. JOHNSON Stephen W. Johnson	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

CNX Gas Corporation

By:	/S/ J. BRETT HARVEY
J. Brett Harvey
Chief Executive Officer and Director

Each of the undersigned directors and officers of CNX Gas Corporation, a Delaware corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ J. BRETT HARVEY J. Brett Harvey	Chief Executive Officer and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ P JEROME RICHEY P Jerome Richey	Director

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ J. MICHAEL ONIFER J. Michael Onifer	Director

/S/ RANDALL M. ALBERT Randall M. Albert	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

CNX Land Resources Inc.

By:	/S/ ROBERT P. KING
Robert P. King
President and Director

Each of the undersigned directors and officers of CNX Land Resources Inc., a Delaware corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ J. BRETT HARVEY J. Brett Harvey	Director

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ JAMES J. MCCAFFREY James J. McCaffrey	Director

/S/ P. JEROME RICHEY P. Jerome Richey	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

CNX Marine Terminals Inc.

By:	/S/ ROBERT F. PUSATERI
Robert F. Pusateri
President and Director

Each of the undersigned directors and officers of CNX Marine Terminals Inc., a Delaware corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/s/ Robert F. Pusateri Robert F. Pusateri	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ JAMES J. MCCAFFREY James J. McCaffrey	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

Coalfield Pipeline Company

By:	/S/ RANDALL M. ALBERT
Randall M. Albert
President and Director

Each of the undersigned directors and officers of Coalfield Pipeline Company, a Tennessee corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ RANDALL M. ALBERT Randall M. Albert	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ STEPHEN W. JOHNSON Stephen W. Johnson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

Conrhein Coal Company

By:	/S/ ROBERT P. KING
Robert P. King
President and Director of MTB Inc., Partner of Conrhein Coal Company

By:	/S/ BART J. HYITA
Bart J. Hyita
President and Director of Consolidation Coal Company, Partner of Conrhein Coal Company

Each of the undersigned directors and officers of the partners of Conrhein Coal Company, a Pennsylvania partnership, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President and Director of MTB, Inc., Partner of Conrhein Coal Company (Principal Executive Officer)

/S/ BART J. HYITA Bart J. Hyita	Director of MTB, Inc., Partner of Conrhein Coal Company

/S/ STEPHEN W. JOHNSON Stephen W. Johnson	Director of MTB, Inc., Partner of Conrhein Coal Company

/S/ BART J. HYITA Bart J. Hyita	President and Director of Consolidation Coal Company, Partner of Conrhein Coal Company (Principal Executive Officer)

Signature	Title

/S/ J. BRETT HARVEY J. Brett Harvey	Director of Consolidation Coal Company, Partner of Conrhein Coal Company

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director of Consolidation Coal Company, Partner of Conrhein Coal Company

/S/ WILLIAM J. LYONS William J. Lyons	Director of Consolidation Coal Company, Partner of Conrhein Coal Company (Principal Financial and Accounting Officer)

/S/ P. JEROME RICHEY P. Jerome Richey	Director of Consolidation Coal Company, Partner of Conrhein Coal Company

/S/ ROBERT P. KING Robert P. King	Director of Consolidation Coal Company, Partner of Conrhein Coal Company

/S/ ROBERT F. PUSATERI Robert F. Pusateri	Director of Consolidation Coal Company, Partner of Conrhein Coal Company

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

CONSOL Energy Holdings LLC VI

By:	/S/ J. BRETT HARVEY
J. Brett Harvey
Chairman, Chief Executive Officer and Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI

Each of the undersigned directors and officers of the sole member of CONSOL Energy Holdings LLC VI, a Delaware limited liability company, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ J. BRETT HARVEY J. Brett Harvey	Chairman, Chief Executive Officer and Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Executive Vice President and Chief Financial Officer of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI (Principal Financial and Accounting Officer)

/S/ JOHN WHITMIRE John Whitmire	Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI

/S/ JAMES E. ALTMEYER, SR. James E. Altmeyer, Sr.	Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI

/S/ WILLIAM E. DAVIS William E. Davis	Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI

/S/ RAJ K. GUPTA Raj K. Gupta	Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI

/S/ PATRICIA A. HAMMICK Patricia A. Hammick	Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI

/S/ DAVID C. HARDESTY, JR. David C. Hardesty, Jr.	Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI

/S/ JOHN T. MILLS John T. Mills	Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI

/S/ WILLIAM P. POWELL William P. Powell	Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI

/S/ JOSEPH T. WILLIAMS Joseph T. Williams	Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI

/S/ PHILIP W. BAXTER Philip W. Baxter	Director of CONSOL Energy Inc., the sole member of CONSOL Energy Holdings LLC VI

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

CONSOL Energy Sales Company

By:	/S/ ROBERT F. PUSATERI
Robert F. Pusateri
President, Chief Executive Officer and Director

Each of the undersigned directors and officers of CONSOL Energy Sales Company, a Delaware corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT F. PUSATERI Robert F. Pusateri	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ J. BRETT HARVEY J. Brett Harvey	Director

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ BART J. HYITA Bart J. Hyita	Director

/S/ P. JEROME RICHEY P. Jerome Richey	Director

/S/ ROBERT P. KING Robert P. King	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wilmington, State of Delaware on March 9, 2011.

CONSOL Financial Inc.

By:	/S/ DONALD J. BROMLEY
Donald J. Bromley
President

Each of the undersigned directors and officers of CONSOL Financial Inc., a Delaware corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ DONALD J. BROMLEY Donald J. Bromley	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ JAMES A. BROCK James A. Brock	Director

/S/ CHRIS JONES Chris Jones	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

CONSOL of Canada Inc.

By:	/S/ ROBERT F. PUSATERI
Robert F. Pusateri
President and Director

Each of the undersigned directors and officers of CONSOL of Canada Inc., a Delaware corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT F. PUSATERI Robert F. Pusateri	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ JAMES J. MCCAFFREY James J. McCaffrey	Director

/S/ J. BRETT HARVEY J. Brett Harvey	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

CONSOL of Central Pennsylvania LLC

By:	/S/ BART J. HYITA
Bart J. Hyita President and Manager

Each of the undersigned managers and officers of CONSOL of Central Pennsylvania LLC, a Pennsylvania limited liability company, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President and Manager (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Manager (Principal Financial and Accounting Officer)

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Manager

/S/ ROBERT P. KING Robert P. King	Manager

/S/ STEPHEN W. JOHNSON Stephen W. Johnson	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

CONSOL of Kentucky Inc.

By:	/S/ BART J. HYITA
Bart J. Hyita President

Each of the undersigned directors and officers of CONSOL of Kentucky Inc., a Delaware corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ J. BRETT HARVEY J. Brett Harvey	Director

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ P. JEROME RICHEY P. Jerome Richey	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

CONSOL of Ohio LLC

By:	/S/ BART J. HYITA
Bart J. Hyita President, Chief Executive Officer and Manager

Each of the undersigned managers and officers of CONSOL of Ohio LLC, an Ohio limited liability company, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President, Chief Executive Officer and Manager (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Manager (Principal Financial and Accounting Officer)

/S/ ROBERT P. KING Robert P. King	Manager

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Manager

/S/ STEPHEN W. JOHNSON Stephen W. Johnson	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

CONSOL of WV LLC

By:	/S/ BART J. HYITA
Bart J. Hyita President and Manager

Each of the undersigned managers and officers of CONSOL of WV LLC, a West Virginia limited liability company, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President and Manager (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ ROBERT P. KING Robert P. King	Manager

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

CONSOL of Wyoming LLC

By:	/S/ BART J. HYITA
Bart J. Hyita President, Chief Executive Officer and Manager

Each of the undersigned managers and officers of CONSOL of Wyoming LLC, a Delaware limited liability company, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President, Chief Executive Officer and Manager (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ ROBERT P. KING Robert P. King	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

Consol Pennsylvania Coal Company LLC

By:	/S/ BART J. HYITA
Bart J. Hyita
President and Manager

Each of the undersigned managers and officers of Consol Pennsylvania Coal Company LLC, a Delaware limited liability company, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President and Manager (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ J. BRETT HARVEY J. Brett Harvey	Manager

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Manager

/S/ P. JEROME RICHEY P. Jerome Richey	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

Consolidation Coal Company

By:	/S/ BART J. HYITA
Bart J. Hyita
President and Director

Each of the undersigned directors and officers of Consolidation Coal Company, a Delaware corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ J. BRETT HARVEY J. Brett Harvey	Director

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ P. JEROME RICHEY P. Jerome Richey	Director

/S/ ROBERT P. KING Robert P. King	Director

/S/ ROBERT F. PUSATERI Robert F. Pusateri	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

Eighty-Four Mining Company

By:	/S/ ALBERT A. ALOIA
Albert A. Aloia
President

Each of the undersigned directors and officers of Eighty-Four Mining Company, a Pennsylvania corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ ALBERT A. ALOIA Albert A. Aloia	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ J. BRETT HARVEY J. Brett Harvey	Director

/S/ P. JEROME RICHEY P. Jerome Richey	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

Fola Coal Company, L.L.C.

By:	/S/ ROBERT P. KING
Robert P. King
President

Each of the undersigned managers and officers of Fola Coal Company, L.L.C., a West Virginia limited liability company, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ BART J. HYITA Bart J. Hyita	Manager

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

Glamorgan Coal Company, L.L.C.

By:	/S/ BART J. HYITA
Bart J. Hyita
President and Manager

Each of the undersigned managers and officers of Glamorgan Coal Company, L.L.C., a Virginia limited liability company, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President and Manager (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ ROBERT P. KING Robert P. King	Manager

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

Helvetia Coal Company

By:	/S/ BART J. HYITA
Bart J. Hyita
President

Each of the undersigned directors and officers of Helvetia Coal Company, a Pennsylvania corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ J. BRETT HARVEY J. Brett Harvey	Director

/S/ STEPHEN W. JOHNSON Stephen W. Johnson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

Island Creek Coal Company

By:	/S/ BART J. HYITA
Bart J. Hyita
President

Each of the undersigned directors and officers of Island Creek Coal Company, a Delaware corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ J. BRETT HARVEY J. Brett Harvey	Director

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ P. JEROME RICHEY P. Jerome Richey	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

Keystone Coal Mining Corporation

By:	/S/ BART J. HYITA
Bart J. Hyita
President

Each of the undersigned directors and officers of Keystone Coal Mining Corporation, a Pennsylvania corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ J. BRETT HARVEY J. Brett Harvey	Director

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

Knox Energy, LLC

By:	/S/ NICHOLAS J. DEIULIIS
Nicholas J. DeIuliis
President, Chief Executive Officer and Manager of CNX Gas Company LLC, the sole member of Knox Energy, LLC

Each of the undersigned managers and officers of the sole member of Knox Energy, LLC, a Tennessee limited liability company, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	President, Chief Executive Officer and Manager of CNX Gas Company LLC, the sole member of Knox Energy, LLC (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Executive Vice President and Chief Financial Officer of CNX Gas Company LLC, the sole member of Knox Energy, LLC (Principal Financial and Accounting Officer)

/S/ J. BRETT HARVEY J. Brett Harvey	Manager of CNX Gas Company LLC, the sole member of Knox Energy, LLC

/S/ RANDALL M. ALBERT Randall M. Albert	Manager of CNX Gas Company LLC, the sole member of Knox Energy, LLC

/S/ STEPHEN W. JOHNSON Stephen W. Johnson	Manager of CNX Gas Company LLC, the sole member of Knox Energy, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

Laurel Run Mining Company

By:	/S/ BART J. HYITA
Bart J. Hyita
President and Director

Each of the undersigned directors and officers of Laurel Run Mining Company, a Virginia corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ J. BRETT HARVEY J. Brett Harvey	Director

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ STEPHEN W. JOHNSON Stephen W. Johnson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

Leatherwood, Inc.

By:	/S/ ROBERT P. KING
Robert P. King
President and Director

Each of the undersigned directors and officers of Leatherwood, Inc., a Pennsylvania corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ J. BRETT HARVEY J. Brett Harvey	Director

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ RANDALL M. ALBERT Randall M. Albert	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

Little Eagle Coal Company, L.L.C.

By:	/S/ ROBERT P. KING
Robert P. King
President

Each of the undersigned managers and officers of Little Eagle Coal Company, L.L.C., a West Virginia limited liability company, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ BART J. HYITA Bart J. Hyita	Manager

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

McElroy Coal Company

By:	/S/ BART J. HYITA
Bart J. Hyita
President

Each of the undersigned directors and officers of McElroy Coal Company, a Delaware corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ P. JEROME RICHEY P. Jerome Richey	Director

/S/ J. BRETT HARVEY J. Brett Harvey	Director

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

MOB Corporation

By:	/S/ STEPHEN M. KENNEY
Stephen M. Kenney
President

Each of the undersigned directors and officers of MOB Corporation, a Pennsylvania corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ STEPHEN M. KENNEY Stephen M. Kenney	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ STEPHEN W. JOHNSON Stephen W. Johnson	Director

/S/ M. CHARLES HARDOBY M. Charles Hardoby	Director

/S/ ROBERT M. BELESKY Robert M. Belesky	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

Mon River Towing, Inc.

By:	/S/ ROBERT F. PUSATERI
Robert F. Pusateri
President and Director

Each of the undersigned directors and officers of Mon River Towing, Inc., a Pennsylvania corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT F. PUSATERI Robert F. Pusateri	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ JAMES J. MCCAFFREY James J. McCaffrey	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

MTB Inc.

By:	/S/ ROBERT P. KING
Robert P. King
President and Director

Each of the undersigned directors and officers of MTB Inc., a Delaware corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ BART J. HYITA Bart J. Hyita	Director

/S/ STEPHEN W. JOHNSON Stephen W. Johnson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

Nicholas-Clay Land & Mineral, Inc.

By:	/S/ ROBERT P. KING
Robert P. King
President and Director

Each of the undersigned directors and officers of Nicholas-Clay Land & Mineral, Inc., a Virginia corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ BART J. HYITA Bart J. Hyita	Director

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ JAMES J. MCCAFFREY James J. McCaffrey	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

Peters Creek Mineral Services, Inc.

By:	/S/ ROBERT P. KING
Robert P. King
President and Director

Each of the undersigned directors and officers of Peters Creek Mineral Services, Inc., a Virginia corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ BART J. HYITA Bart J. Hyita	Director

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

Reserve Coal Properties Company

By:	/S/ ROBERT P. KING
Robert P. King
President and Director

Each of the undersigned directors and officers of Reserve Coal Properties Company, a Delaware corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ J. BRETT HARVEY J. Brett Harvey	Director

/S/ JAMES J. MCCAFFREY James J. McCaffrey	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

Rochester & Pittsburgh Coal Company

By:	/S/ ROBERT P. KING
Robert P. King
President and Director

Each of the undersigned directors and officers of Rochester & Pittsburgh Coal Company, a Pennsylvania corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ J. BRETT HARVEY J. Brett Harvey	Director

/S/ P. JEROME RICHEY P. Jerome Richey	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

Southern Ohio Coal Company

By:	/S/ BART J. HYITA
Bart J. Hyita
President

Each of the undersigned directors and officers of Southern Ohio Coal Company, a West Virginia corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ J. BRETT HARVEY J. Brett Harvey	Director

/S/ STEPHEN W. JOHNSON Stephen W. Johnson	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

TEAGLE Company, L.L.C.

By:	/S/ BART J. HYITA
Bart J. Hyita
President and Manager

Each of the undersigned managers and officers of TEAGLE Company, L.L.C., a Virginia limited liability company, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President and Manager (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ ROBERT P. KING Robert P. King	Manager

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

TECPART Corporation

By:	/S/ BART J. HYITA
Bart J. Hyita
President and Director

Each of the undersigned directors and officers of TECPART Corporation, a Delaware corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ ROBERT P. KING Robert P. King	Director

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

Terra Firma Company

By:	/S/ ROBERT P. KING
Robert P. King
President and Director

Each of the undersigned directors and officers of Terra Firma Company, a West Virginia corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

Terry Eagle Coal Company, L.L.C.

By:	/S/ BART J. HYITA
Bart J. Hyita
President and Manager

Each of the undersigned managers and officers of Terry Eagle Coal Company, L.L.C., a West Virginia limited liability company, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President and Manager (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ ROBERT P. KING Robert P. King	Manager

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

Terry Eagle Limited Partnership

By:	/S/ BART J. HYITA
Bart J. Hyita
President and Manager of TEAGLE Company, L.L.C., General Partner of Terry Eagle Limited Partnership

By:	/S/ BART J. HYITA
Bart J. Hyita
President and Director of TECPART Corporation, General Partner of Terry Eagle Limited Partnership

Each of the undersigned directors, managers and officers of the general partners of Terry Eagle Limited Partnership, a West Virginia limited partnership, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President and Manager of TEAGLE Company, L.L.C., General Partner of Terry Eagle Limited Partner; (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ ROBERT P. KING Robert P. King	Manager of TEAGLE Company, L.L.C., General Partner of Terry Eagle Limited Partner

Signature	Title

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Manager of TEAGLE Company, L.L.C., General Partner of Terry Eagle Limited Partner

/S/ ROBERT P. KING Robert P. King	Director of TECPART Corporation, General Partner of Terry Eagle Limited Partner

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director of TECPART Corporation, General Partner of Terry Eagle Limited Partner

/S/ BART J. HYITA Bart J. Hyita	President and Director of TECPART Corporation, General Partner of Terry Eagle Limited Partner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

Twin Rivers Towing Company

By:	/S/ ROBERT F. PUSATERI
Robert F. Pusateri
President and Director

Each of the undersigned directors and officers of Twin Rivers Towing Company, a Delaware corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT F. PUSATERI Robert F. Pusateri	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Principal Financial and Accounting Officer

/S/ JAMES J. MCCAFFREY James J. McCaffrey	Director

/S/ P. JEROME RICHEY P. Jerome Richey	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

Vaughan Railroad Company

By:	/S/ BART J. HYITA
Bart J. Hyita
President

Each of the undersigned directors and officers of Vaughan Railroad Company, a West Virginia corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ ROBERT F. PUSATERI Robert F. Pusateri	Director

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

Windsor Coal Company

By:	/S/ BART J. HYITA
Bart J. Hyita
President and Director

Each of the undersigned directors and officers of Windsor Coal Company, a West Virginia corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ BART J. HYITA Bart J. Hyita	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ J. BRETT HARVEY J. Brett Harvey	Director

/S/ NICHOLAS J. DEIULIIS Nicholas J. DeIuliis	Director

/S/ P. JEROME RICHEY P. Jerome Richey	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pittsburgh, Commonwealth of Pennsylvania on March 9, 2011.

Wolfpen Knob Development Company

By:	/S/ ROBERT P. KING
Robert P. King
President and Director

Each of the undersigned directors and officers of Wolfpen Knob Development Company, a Virginia corporation, do hereby constitute and appoint J. Brett Harvey, William J. Lyons, P. Jerome Richey and Robert P. King, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of March 9, 2011 by the following persons in the capacities indicated:

Signature	Title

/S/ ROBERT P. KING Robert P. King	President and Director (Principal Executive Officer)

/S/ WILLIAM J. LYONS William J. Lyons	Director (Principal Financial and Accounting Officer)

/S/ J. BRETT HARVEY J. Brett Harvey	Director

INDEX TO EXHIBITS

1.1	Form of Underwriting Agreement*

3.1	Restated Certificate of Incorporation of CONSOL Energy Inc., incorporated by reference to Exhibit 3.1 to Form 8-K filed on May 8, 2006.

3.2	Amended and Restated Bylaws of CONSOL Energy Inc., incorporated by reference to Exhibit 3.2 to Form 8-K filed on March 1, 2011.

4.1	Rights Agreement, dated as of December 22, 2003, between CONSOL Energy Inc., and Equiserve Trust Company, N.A., as Rights Agent, incorporated by reference to Exhibit 4 to Form 8-K filed, on December 22, 2003.

4.2	Form of Senior Debt Indenture

4.3	Form of Subordinated Debt Indenture

4.4	Form of Senior Note*

4.5	Form of Subordinated Note*

4.6	Form of Warrant Agreement*

4.7	Form of Warrant Certificate*

4.8	Form of Purchase Contract Agreement*

4.9	Form of Purchase Certificate*

4.10	Form of Unit Agreement*

4.11	Form of Unit Certificate*

4.12	Form of Depositary Share Agreement*

4.13	Form of Depositary Certificate*

4.14	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to Registration Statement Form S-1 (Registration No. 333-68987) filed on March 24, 1999.

4.15	Specimen Preferred Stock Certificate*

5.1	Opinion of Counsel

12	Computation of Ratio Earnings to Fixed Charges, incorporated by reference to “Ratio of Earnings to Fixed Charges” in the Prospectus.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Netherland, Sewell & Associates, Inc.

23.3	Consent of Schlumberger Data and Consulting Services.

23.4	Consent of Deloitte & Touche LLP

23.5	Consent of Buchanan Ingersoll & Rooney PC (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature pages).

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K.
**	Previously filed